Exhibit 99.1

Media Contact:		Investor Relations Contact:
SSA Public Relations		Integrated Corporate Relations
Los Angeles:	John Russel / Elliott Chang 818.501.0700	Bill Zima / John Mills
New York:	Carolyn Lipkins 212.679.4750	203.682.8200 / 310.395.2215

GENIUS PRODUCTS, INC. APPOINTS NEW CHIEF FINANCIAL OFFICER

SAN DIEGO—(February 7, 2006)—Genius Products, Inc. (OTCBB:GNPI), one of the industry’s fastest growing independent home entertainment distributors and the exclusive U.S. home entertainment distributor for The Weinstein Company, today announced the hiring of John Mueller as Chief Financial Officer. An investment banker focusing on the entertainment and media industry for over 10 years, Mr. Mueller joins Genius Products from Jefferies & Company, Inc., where he served as Senior Vice President of Media and Entertainment Investment Banking in New York.

Prior to Jefferies, Mueller worked for Credit Suisse First Boston in New York and SG Cowen in Los Angeles advising entertainment and media companies from a broad range of sectors including filmed entertainment, video games and Internet media. Mr. Mueller began his career in corporate finance at Kimberly-Clark Corporation, a Fortune 500 consumer packaged goods company.

Stephen Bannon, Chairman of Genius Products commented, “We are very excited to have John join our team at Genius Products. He has many years of experience in the filmed entertainment industry and has been instrumental in the growth of many leading entertainment companies, including PolyGram Filmed Entertainment, MGM and Berlusconni/Mediaset. John has developed an acute understanding of the financial dynamics associated with the management and marketing of intellectual properties and his expertise in the areas of financial planning and controls will be instrumental in ensuring we have the proper financial infrastructure for the long-term growth of our company.”

Genius Products CEO, Trevor Drinkwater said, “John is a seasoned investment banker whose combination of corporate finance and entertainment industry expertise will be invaluable as we position our company as a leader in entertainment distribution.”

Mueller received an M.B.A. from Harvard University and a B.S. in Business Administration from the University of Minnesota. He succeeds Shawn Howie.

ABOUT GENIUS PRODUCTS, INC.

Genius Products, Inc. (OTCBB:GNPI), one of the industry’s fastest growing independent home entertainment distributor, produces and distributes an ever-expanding library of home entertainment products including DVDs and CDs. Sold in retail outlets nationwide under such well-known brands as NBC News, Wellspring, TV Guide®, Sundance Channel Home Entertainment™ and Baby Genius®, the company’s products are distributed through the Genius Products Branded Distribution Network, an extensive, proprietary distribution network that extends throughout the U.S. to mass, drugstore, supermarket and specialty retailers.

Genius Products boasts a premiere management team comprised of seasoned executives from major Hollywood studios, who have steered the company into the forefront of the industry through their landmark distribution deal with The Weinstein Company.

Upcoming films planned for release by Genius Products include films by The Weinstein Company such as DERAILED, starring Jennifer Aniston and Clive Owen; HOODWINKED, an updated retelling of the classic story of Red Riding Hood with the voices of Anne Hathaway, Glenn Close and Jim Belushi; MRS. HENDERSON PRESENTS, starring Judi Dench and Bob Hoskins; WOLF CREEK, an Australian horror film, and THE MATADOR, starring Pierce Brosnan. Potential new releases include sequels to SIN CITY, SCARY MOVIE, KILL BILL and TEENAGE MUTANT NINJA TURTLES.

Safe Harbor Statement

Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products’ business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to the anticipated timing and financial performance of new releases including DERAILED, HOODWINKED, MRS. HENDERSON PRESENTS, WOLF CREEK, THE MATADOR, and sequels to SIN CITY, SCARY MOVIE, KILL BILL and TEENAGE MUTANT NINJA TURTLES, and any other statements relating to such new release that are not historical statements of fact. Actual results could vary for many reasons, including but not limited to, the unpredictability of audience demand, the effect of technological change and the availability of alternative forms of entertainment. Other such risks and uncertainties include the matters described in Genius Products’ filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

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